Exhibit 99.1

Bitmine Immersion Technologies (BMNR) Announces ETH Holdings Reach 6.03 Million Tokens, and Total Crypto and Total Cash & Marketable Securities Holdings of $16.2 Billion

Bitmine owns 4.9% of the total ETH coin supply of 122.1 million

Bitmine is 99% of the way to the ‘Alchemy of 5%’ in just 15 months

Bitmine released Chairman’s Message on October 7 titled “Crypto Bull Underway — This Cycle Likely the Largest”

Bitmine was added to the Russell 1000 Large-cap index on June 26, 2026

Bitmine’s Series A Preferred Stock is trading on the NYSE under the symbol BMNP

Bitmine has 5,067,309 staked ETH, representing $12.9 billion at $2,544 per ETH. MAVAN (Made in America VAlidator Network) is a premier Ethereum staking destination for BMNR and institutional investors

Bitmine owns $85 million of Eightco (NASDAQ: ORBS), now one of the only publicly listed equities in the world to provide investors indirect exposure to OpenAI

Bitmine Crypto + Total Cash Holdings & Marketable Securities + “Moonshots” total $16.2 billion, including 6.03 million ETH tokens, total cash & marketable securities of $612 million, and other crypto holdings

Bitmine remains supported by a premier group of institutional investors including ARK’s Cathie Wood, MOZAYYX, Founders Fund, Bill Miller III, Pantera, Kraken, DCG, Galaxy Digital and personal investor Thomas “Tom” Lee to support Bitmine’s goal of acquiring 5% of ETH

NORWALK, CT, October 12, 2026 /PRNewswire/ — (NYSE: BMNR) Bitmine Immersion Technologies, Inc. (“Bitmine” or the “Company”), a Bitcoin and Ethereum Network company with a focus on the accumulation of crypto for long term investment, today announced Bitmine crypto + total cash & marketable securities + “moonshots” holdings totaling $16.2 billion.

As of October 11, 2026 at 1:30pm ET, the Company’s crypto holdings are comprised of 6,028,946 ETH at $2,544 per ETH (per Coinbase NASDAQ: COIN), 214 Bitcoin (BTC), $180 million stake in Beast Industries, $85 million stake in Eightco Holdings (NASDAQ: ORBS) (“moonshots”) and total cash & marketable securities of $612 million. Bitmine’s ETH holdings are 4.9% of the ETH supply (of 122.1 million ETH).

On October 7, Bitmine released its latest Chairman’s message titled “Crypto Bull Underway — This Cycle Likely the Largest.” The presentation is available at the Bitmine website (presentation link).

“We believe Bitmine is positioned to outperform the crypto bull market that we expect to be coming, as the company has strengthened its competitive position over the past year in the midst of a crypto winter (bear market),” stated Thomas “Tom” Lee, Chairman of Bitmine.

“The accumulation of a majority of our 6 million ETH took place in the midst of a crypto bear market and with the Company nearing our 5% ETH accumulation target, we believe the company is attractively positioned ahead of the coming crypto bull,” continued Lee.

Among the key strategic steps taken in the past year is the issuance of the Bitmine 9.5% Perpetual Preferred stock (BMNP) in June of this year. BMNP was issued at $80 and last closed at $99.53.

“BMNP, the Company’s perpetual preferred stock, gained 24% since issuance outperforming fixed income as Treasuries (TLT) fell -8% in that same timeframe,” continued Lee.

“BMNP has established a benchmark yield for ETH credit and at 9.56% is 256bp below that of comparable Bitcoin credit yield (STRC) and 515bp below that of comparable Solana yield (CHAD). This reflects the superior yield and stability characteristics of ETH, in my opinion,” continued Lee.

“We believe that as crypto enters a cycle we expect to be a bull market, what is notable is Bitmine’s share price outperformance of ETH during the bear market of 2025-2026. In the first 9 months of 2026, ETH declined 10% while BMNR was down by 3%, or outperformance of 731bp,” stated Thomas “Tom” Lee, Chairman of Bitmine.

“The outperformance of ETH by 6,832bp relative to the S&P 500 in 3Q26 is notable considering the substantial macro headwinds that emerged in the quarter including a ‘hawkish’ Fed, surging oil, rise in global bond yields and general tightening of financial conditions. For the quarter, ETH outperformed by 6,832bp, dwarfing other macro assets,” stated Lee.

“Owing to the following factors, we see the potential for this to be the largest ever crypto bull market. The drivers being: tokenization; wealth transfer; DATS absorbed supply; Crypto being an AI downstream story,” continued Lee.

Vlad Tenev, CEO of Robinhood, recently stated on CNBC “$100 trillion of wealth transfer is underway” (interview link). Based upon data compiled by the IRS and Fundstrat, this wealth effect is estimated to total $1.5T to $2.0T between 2026-2028.

“The wealth transfer underway is expected to support the upcoming crypto bull market as those inheriting wealth are younger and likely have a higher risk appetite for crypto and equities. We expect this effect to be more pronounced in the bull market we expect to be upcoming compared to the prior 2019-2021 cycle as the wealth transfer is projected to be a much larger dollar value transfer compared to last cycle,” stated Lee.

And further differentiating this upcoming bull cycle is that crypto Digital Asset Treasuries (DATS) have absorbed a larger share of crypto supply.

“DATS represent essentially permanent supply removed from the crypto market and this dynamic is favorable ahead of the upcoming crypto bull cycle, particularly compared to the prior 2019-2021 period, when DATS were not a factor,” continued Lee.

“Over the past week, we acquired 12,532 ETH. Bitmine’s track record of consistent buying of crypto is unmatched by any public company in the world. Bitmine has bought ETH each and every week since the inception of the ETH Treasury Strategy on June 30, 2025,” stated Lee.

Earlier in 2026, Bitmine launched MAVAN (the Made in America VAlidator Network), the institutional-grade staking platform. While MAVAN was originally developed to support Bitmine’s own Ethereum treasury, MAVAN has expanded to serve institutional investors, custodians, and ecosystem partners seeking best-in-class staking infrastructure. A portion of Bitmine’s ETH is already staked on the MAVAN platform.

As of October 11, 2026, Bitmine total staked ETH stands at 5,067,309 ($12.9 billion at $2,544 per ETH). “Bitmine has staked more ETH than other entities in the world. At scale (when Bitmine’s ETH is fully staked by MAVAN and its staking partners), the projected ETH staking reward would be $400 million on an annualized basis (using 2.61% 7-day BMNR yield). This compares to annualized staking revenues at $336 million based upon BMNR’s 5.1 million currently staked ETH (84% of the 6.03 million ETH held by Bitmine),” continued Lee.

Bitmine’s crypto holdings reign as the #1 Ethereum treasury and #2 global treasury, behind Strategy Inc. (NASDAQ: MSTR), which reportedly owns 848,000 BTC valued at approximately $77 billion. Bitmine remains the largest ETH treasury in the world.

Bitmine management believes the GENIUS Act and the Securities and Exchange Commission’s (SEC) Project Crypto are as transformational to financial services in 2026 as the U.S. action on August 15, 1971, which ended the Bretton Woods system and took the U.S. dollar off the gold standard 55 years ago. This 1971 event was the catalyst for the modernization of Wall Street, creating the iconic Wall Street titans and financial and payment rails of today.

The Chairman’s message can be found here: https://www.Bitminetech.io/chairmans-message

The Fiscal Full Year 2025 Earnings presentation and corporate presentation can be found here: https://Bitminetech.io/investor-relations/

To stay informed, please sign up at: https://Bitminetech.io/contact-us/

About Bitmine

Bitmine Immersion Technologies, Inc. (NYSE: BMNR), together with its subsidiaries (“Bitmine” or the “Company”), is a blockchain technology infrastructure company operating across institutional digital asset staking and validation services, bitcoin mining, and strategic digital asset management. As the world’s leading Ethereum Treasury company, it implements an innovative digital asset strategy for institutional investors and public market participants. The Company provides institutional-grade staking and validation infrastructure—through which it earns staking rewards and validation income—alongside bitcoin mining activities. Bitmine holds digital assets strategically, generating yield on those holdings to support liquidity and capital formation. Since 2025, the Company has expanded its blockchain infrastructure capabilities, including developing and deploying MAVAN, its institutional staking and validation platform. The Company’s activities further include investments in early-stage blockchain opportunities (“moonshot” investments) and ancillary mining, hosting, and consulting services.

For additional details, follow on X:

https://x.com/bitmnr

https://x.com/fundstrat

Cautionary Note on Forward Looking Statements

This press release contains statements that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements include all statements that are not purely historical and can generally be identified by terms such as “expects,” “projects,” “intends,” “plans,” “believes,” “anticipates,” “estimates,” “targets,” “goal,” “potential,” “positioned,” “likely,” “may,” “will,” “would,” “could,” “should,” “view,” or similar expressions. This press release specifically contains forward-looking statements regarding: (i) the Company’s goal of acquiring 5% of the total ETH supply (the “Alchemy of 5%” initiative); (ii) the Company’s digital asset accumulation and treasury strategy, including statements regarding the expected pace, extent, and continuation of ETH acquisitions and management’s statement that the Company is largely finished buying ETH; (iii) the Company’s staking operations, including projected annualized ETH staking rewards of approximately $400 million at scale and projected annualized staking revenues of approximately $336 million, each of which is based on a 7-day trailing yield that may not be representative of future yields; (iv) MAVAN’s expansion to serve institutional investors, custodians, and ecosystem partners; (v) management’s beliefs regarding future crypto market conditions, including that a crypto bull market is underway or forthcoming, that it may be the largest crypto bull market ever, and the anticipated effects of tokenization, wealth transfer, digital asset treasury supply absorption, and artificial intelligence on crypto markets; (vi) management’s beliefs that the Company is positioned to outperform in future market conditions and regarding the Company’s competitive position; (vii) management’s beliefs regarding the Company’s Series A Perpetual Preferred Stock (BMNP), including its role as a benchmark for ETH credit yields and the yield and stability characteristics of ETH; (viii) estimates of future wealth transfer and its expected impact on demand for crypto and equities; (ix) management’s belief that the GENIUS Act and SEC Project Crypto are or will be transformational to financial services; and (x) statements regarding the future value of the Company’s crypto, cash, marketable securities, and “moonshot” holdings.

These forward-looking statements involve substantial risks and uncertainties that could cause actual results to differ materially from those expressed or implied. Factors that could cause or contribute to such differences include, but are not limited to: the extreme volatility and unpredictability of digital asset prices, including ETH and Bitcoin; the concentration of the Company’s assets in ETH; the possibility that crypto markets do not enter a bull market, or that any such market is shorter or smaller than anticipated; the Company’s reliance on third-party pricing sources, reported market values, and third-party data and estimates (including estimates of wealth transfer), which may fluctuate materially or prove inaccurate; uncertainty in the valuation of illiquid and privately held investments, including the Company’s stake in Beast Industries; changes in market conditions affecting the trading price and volume of the Company’s securities, including the Company’s common stock and Series A Perpetual Preferred Stock, and the relationship between the trading price of the Company’s securities and the value of its digital asset holdings; the Company’s ability to pay dividends on its Series A Perpetual Preferred Stock; dilution resulting from future issuances of equity or equity-linked securities; changes in the Company’s ETH acquisition plans, including any decision to slow, pause, or resume purchases; the Company’s ability to successfully execute its digital asset acquisition strategy and achieve its ETH accumulation targets, including the “Alchemy of 5%” goal; the Company’s ability to finance its business operations and MAVAN expansion; operational, security, and technological risks associated with the Company’s staking and validation operations, including network failures, slashing events, cybersecurity breaches, and protocol changes; the risk that actual staking yields, rewards, and revenues differ materially from projected amounts, including because short-term trailing yields may not persist; competition in the digital asset treasury, staking, and mining industries, and the risk that digital asset treasury companies sell rather than hold their digital assets; the Company’s dependence on key personnel; regulatory developments affecting digital assets, blockchain technology, and staking activities, including the implementation and interpretation of the GENIUS Act, SEC Project Crypto, and other pending legislation or regulatory initiatives; actions by the SEC, CFTC, and other regulatory bodies; risks related to the Company’s “moonshot” investments, including in Eightco Holdings and Beast Industries; macroeconomic factors, including inflation, interest rates, monetary policy, oil prices, and general economic conditions; changes to the Ethereum protocol; the performance of third-party service providers, exchanges, custodians, and staking partners; and the other risk factors described in the Company’s filings with the SEC.

The forward-looking statements contained in this press release are based on information available to management as of the date of this release and reflect management’s current expectations, estimates, and beliefs concerning future events. Actual results may vary materially from those expressed or implied based on the factors described above and in the Risk Factors section of the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2025 filed with the SEC on November 21, 2025, the Company’s Quarterly Reports on Form 10-Q, and the Company’s other filings with the SEC, as amended or updated from time to time. Copies of these filings are available at www.sec.gov and at https://Bitminetech.io/investor-relations/. The Company cautions readers not to place undue reliance on any forward-looking statements, which speak only as of the date on which they are made. Bitmine expressly disclaims any obligation to update or revise any forward-looking statements except as required by applicable law.

SOURCE Bitmine Immersion Technologies, Inc.

CONTACT:

Investor Relations

ir@bitminetech.io